Exhibit 16.1

WEAVER & MARTIN

June 1, 2011

U.S. Securities and Exchange Commission

Office of the Chief Accountant

450 fifth Street, NW

Washington, DC 20549

RE:	FluoroPharma Medical, Inc. (formerly known as Commercial E-Waste, Inc.) File No. 333-151381 Change in Certifying Accountant

Dear Sir or Madam:

The firm of Weaver & Martin, LLC was previously principal certifying accountant for FluoroPharma Medical, Inc. (formerly known as Commercial E-Waste, Inc.) (the "Company") and reported on the financial statements of the Company for the year ended December 31, 2010. On May 27, 2011, we were notified by the Company that we were dismissed as the principal certifying accountant. We have read Item 4.01 of Form 8-K of FlurorPharma Medical, Inc. and agree with the statements concerning our Firm contained therein.

Very Truly Yours

/s/ Weaver & Martin, LLC
411 Valentine Road, Suite 300
Kansas City, Missouri 64111

Certified Public Accountants & Consultants 411 Valentine, Suite 300 Kansas City, Missouri 64111 Phone: (816) 756-5525 Fax: (816) 756-2252